EXHIBIT 24.5
                        AGREEMENT AND PLAN OF ACQUISITION
                        ---------------------------------


              MADE AND ENTERED INTO THIS 28TH DAY OF DECEMBER, 2001

BY AND BETWEEN: BENJAMIN ACQUISITIONS, INC., a Delaware corporation incorporated and existing under the laws of the State of Delaware, USA, with an address of 63 Wall Street, Suite 1801, New York, NY 10005, c/o Schonfeld & Weinstein L.L.P. (hereinafter: "BAI");

AND: BARTECH MEDITERRANEAN LTD., a private, limited liability company, incorporated and existing under the laws of the State of Israel, Company Number 512482787, whose principal place of business is at 25 HaMered Street, Tel-Aviv, Israel (hereinafter: "BARTECH");

AND: Each  of  the  entities  set  forth  in Column A of SCHEDULE A hereto (each
     ---------- hereinafter, a "SELLER" and collectively, the "SELLERS") (each of BAI, Bartech and each Seller, hereinafter a "PARTY" and collectively, the "PARTIES");


WHEREAS: The Sellers collectively own 100% of the issued and outstanding shares, of all classes, on a fully diluted basis, of Bartech; and

WHEREAS: The respective Boards of Directors and shareholders of each of BAI and Bartech deem it advisable and for the mutual benefit of BAI and Bartech, and their respective shareholders, that Bartech be acquired by BAI by means of the Sellers selling and transferring to BAI 100% of the issued and outstanding shares, of all classes, on a fully diluted basis, of Bartech (hereinafter: the "BARTECH SHARES"), subject to and in accordance with the terms set forth herein, and have unanimously approved this Agreement and Plan of Acquisition (hereinafter: the "AGREEMENT"); and

WHEREAS: The Sellers are interested in selling 100% of the Bartech Shares to BAI, and BAI is interested in purchasing 100% of the Bartech Shares from the Sellers, all subject to and in accordance with the terms set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for the purpose of setting forth certain terms and conditions of the Acquisition (as defined below), and the mode of carrying the same into effect, the Parties hereby agree as follows:

1.     PREAMBLE  AND  HEADINGS
       -----------------------
1.1     INTEGRAL  PARTS  OF  THE  AGREEMENT
The Preamble, and any Appendices, Exhibits or Schedules to this Agreement, constitute an integral part hereof.

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1.2     SECTION  HEADINGS
Section headings are for convenience purposes only, and may not be used in the construction or interpretation of this Agreement.

2.     ACQUISITION  AND  ORGANIZATION
       ------------------------------
2.1     THE  ACQUISITION
At the Closing (as defined below), subject to the terms hereof, Bartech shall be acquired by BAI, through BAI's acquisition of 100% of the Bartech Shares from the Sellers and, in return, BAI shall issue a total of 12,000,000 BAI Shares (as defined below) to the Sellers, in the same proportion as the Sellers hold shares of Bartech, as set forth in Column D of Schedule A, representing, at Closing, 54.545% of BAI's issued and outstanding share capital (hereinafter: the "ACQUISITION"). BAI and Bartech are herein sometimes referred to as the "CONSTITUENT CORPORATIONS".

2.2     EFFECT  OF  THE  ACQUISITION
The  parties  agree to the following provisions with respect to the Acquisition.

A. NAMES OF CONSTITUENT CORPORATIONS. Following the Acquisition, and in the manner prescribed by BAI's By-Laws and applicable law, the name of BAI shall be changed, whereas Bartech shall retain its existing name, subject to any post-Acquisition resolution to the contrary, in accordance with Bartech's Articles of Association and applicable law.

B. ARTICLES OF INCORPORATION AND BY-LAWS OF BAI. The Articles of Incorporation and By-Laws of BAI as in effect immediately prior to Closing shall from and after Closing be and continue to be the Articles of Incorporation and By-Laws of BAI until amended, if at all, in accordance with the applicable provisions thereof and applicable law. A complete and accurate set of BAI's Articles of Incorporation and By-Laws, as at Closing, is attached hereto, as EXHIBIT2.2B.

C. MEMORANDUM AND ARTICLES OF ASSOCIATION OF BARTECH. The Memorandum and Articles of Association of Bartech as in effect immediately prior to Closing shall from and after Closing be and continue to be the Memorandum and Articles of Association of Bartech until amended, if at all, in accordance with the applicable provisions thereof and applicable law. A complete and accurate set of Bartech's Memorandum and Articles of Association, as at Closing, is attached hereto, as EXHIBIT2.2C.
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D.     CORPORATE  ORGANIZATION.   As  of  Closing,  all  of  the  issued  and
outstanding shares of Bartech, of all classes, on a fully diluted basis, will be held by BAI. Bartech shall remain a separate corporate entity, being a wholly owned subsidiary of BAI, which will therefore be Bartech's parent company.

E. FURTHER ASSURANCES. If at any time after Closing, BAI shall consider or be advised that any documents or any other acts or things are necessary, desirable or proper to carry out the purposes of this Agreement, the Constituent Corporations agree that BAI and its officers and directors shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations, all such documents and do, in the name and on behalf of the Constituent Corporations, all such other acts and things.

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F.     DIRECTORS  AND  OFFICERS  OF  BAI.

          (I) As at Closing, Mr Joseph Stabholz holds the interim position of sole Director and Officer of BAI. Following Closing, a new Board of Directors will be elected (hereinafter: "BAI'S BOARD").

          (II) BAI's Board, as constituted in accordance with Sub-Section (i) above, shall then nominate additional officers of BAI, in accordance with BAI's Articles of Incorporation, and applicable law.

3.     PROCEDURE  FOR  ACQUISITION
       ---------------------------
3.1     CLOSING
At a closing, which will take place simultaneously with the execution and delivery of this Agreement, at 12.00 (IST) on the date of this Agreement, at the offices of Bartech, at 25 HaMered Street, Tel-Aviv (hereinafter: the "CLOSING
DATE"), the Sellers shall sell and transfer 100% of the Bartech Shares to BAI and BAI shall acquire 100% of the Bartech Shares from the Sellers and, in return, BAI shall issue a total of 12,000,000 BAI Shares to the Sellers, in the same proportion as the Sellers hold shares of Bartech, as set forth in Column D of Schedule A, representing, at Closing, 54.545% of BAI's issued and outstanding share capital, in the manner set forth in this Section 3 below (hereinafter: the "CLOSING").

3.2     DELIVERIES  AT  CLOSING
At Closing, the Parties will make the following deliveries to each other, which deliveries shall be a condition to Closing, unless waived by the receiving Party, in writing, prior to, or at, Closing, and which deliveries shall be performed simultaneously.

A.     DELIVERIES  BY  SELLERS.   Each Seller shall deliver ALL of the following
documents  to  BAI,  in  each case in such form as is reasonably satisfactory to
BAI:

          (I) a Share Transfer Deed, substantially in the form attached as EXHIBIT3.2A(I) hereto, pursuant to which that Seller transfers and sells to BAI all of the Bartech Shares held by that Seller, duly executed by that Seller;

          (II) all other documents that the Sellers are obliged to deliver, as set forth in this Agreement below.

B. DELIVERIES BY BARTECH. Bartech shall deliver ALL of the following documents to BAI, in each case in such form as is reasonably satisfactory to
BAI:
          (I) a single share certificate, duly executed by the requisite Director(s) and/or officer(s) of Bartech, representing all of the Bartech Shares, made out in the name of BAI;

          (II) a resolution of Bartech's Board, approving the transfer and sale of all of the Bartech Shares, from the Sellers to BAI, certified by Bartech's legal counsel as having been duly passed in accordance with Bartech's Articles of Association and in accordance with applicable law;

          (III) a copy of Bartech's Shareholder Register, as of immediately after Closing, showing BAI as the registered holder of all of Bartech's issued and outstanding shares, of all classes, duly certified by a Director of Bartech as being a true and accurate copy of Bartech's Shareholder Register;

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          (IV) a  certificate  by  Bartech's CEO confirming that Bartech has met all  the  Closing  Conditions  set  forth  in  Section  5  below;

          (V) an opinion dated as of the Closing Date, executed by legal counsel to Bartech, confirming the truth and accuracy, in respect of Bartech, of the representations and warranties made in Sections 4.1 and 4.2d below,

          (VI) all other documents that Bartech is obliged to deliver, as set forth in this Agreement below.

C.     DELIVERIES  BY BAI.   BAI shall deliver ALL of the following documents to
Bartech,  in  each  case  in such form as is reasonably satisfactory to Bartech:

          (I) one stock certificate per Seller, representing the quantity of shares of common stock of BAI (hereinafter: "BAI SHARES") as is prescribed beside the name of the Seller, in Column D of Schedule A, which shares shall, in relation to the 12,000,000 BAI Shares being issued to the Sellers, be in direct proportion to the percentage of Bartech Shares held by the respective Sellers as set forth in Column C of Schedule A, and Bartech hereby undertakes to deliver each such stock certificate to the appropriate Seller and the Sellers hereby agree that said stock certificates be delivered to Bartech, for distribution among the Sellers as set forth above;

          (II) a certificate by BAI's sole Director confirming that BAI has met all the Closing Conditions set forth in Section 5 below;

          (III) an opinion dated as of the Closing Date, executed by Schonfeld & Weinstein, 63 Wall Street, Suite 1801, New York, New York 10005, legal counsel to BAI, confirming the truth and accuracy, in respect of BAI, of the representations and warranties made in
               Section  4.1  below;

          (IV) all other documents that BAI is obliged to deliver, as set forth in this Agreement below.

3.3     FURTHER  TRANSFER  OF  STOCK
The existing BAI shareholders and the Sellers have acquired their respective BAI Shares for their own accounts, for investment purposes only and not with a view of resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such BAI Shares for any particular price, or at any particular time, or upon happening of any particular event or circumstance, except selling, transferring, or disposing of said BAI Shares made in full compliance with all applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder. Such BAI Shares must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration is available. Any sales of securities made in reliance upon Rule 144 can be made only in limited amounts in accordance with the terms and conditions of that Rule.

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4.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  PARTIES
       --------------------------------------------------
4.1     MUTUAL  REPRESENTATIONS  AND  WARRANTIES
Each of BAI and Bartech represents and warrants to the other, and each Seller represents and warrants to each of Bartech and BAI as follows, in recognition of the fact that the Parties to whom said representations and warranties are being made are entering into this Agreement inter alia in reliance upon these representations and warranties:

A. ORGANIZATION AND GOOD STANDING. It is a duly incorporated and validly existing corporation in good standing under the laws of the country or State of its incorporation, with all requisite power and authority (corporate and other) to own its properties and conduct its business.

B. AUTHORIZATION; BINDING AGREEMENT. It has the corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly duly authorized by all necessary action, corporate or otherwise, on its part, and this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms. Resolutions of the Board of Directors of each of the Parties which is a corporate entity, approving this Agreement and all the transactions referenced and/or contemplated hereby and designating the signatory authorized to execute this Agreement on their behalf, shall be included among the documents to be delivered at Closing, pursuant to Section
3.2  above.

C.     ABSENCE  OF  BREACH.   Delivery  and performance by it of this Agreement,
and  the  performance  by  it  of  its  obligations  hereunder,  will  not:

          (I) conflict with or result in a breach of any of the provisions of its Articles of Incorporation or By-Laws, or corresponding documents according to applicable law;

          (II) subject to the relevant Party's obtaining the governmental and other consents referred to in Section 4.1d hereof, contravene any law, rule or regulation of any state or country to which it is subject, or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, singly or in the aggregate, would have a material adverse effect on it;

          (III) conflict in any respect with or result in a breach of or default under any indenture, loan or credit agreement relating to money borrowed, or conflict in any respect with or result in a breach of or default under any other indenture, mortgage, lien, lease, agreement, contract or instrument to which it is a party or by which it or any of its properties may be affected or bound, which, singly or in the aggregate, would have a material adverse effect on it.

D. GOVERNMENTAL AND OTHER CONSENTS. Subject to any required filings with the Securities and Exchange Commission, no consent, waiver, approval, license or authorization of or designation, declaration or filing with any governmental agency or authority or other public persons or entities in the United States or any state or country to which it is subject, is required on its part in connection with the execution or delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby other than, in the case of BAI: (i) filings in the State of Delaware in accordance with state law thereof, (ii) filings under state securities "Blue Sky" or anti-takeover laws and (iii) filings with the SEC and any applicable national securities exchange.

4.2     REPRESENTATIONS  AND  WARRANTIES  OF  BARTECH
Bartech further represents and warrants to BAI as follows, in recognition of the fact that BAI is entering into this Agreement inter alia in reliance upon these representations and warranties:

A. SHAREHOLDER RESOLUTION. A Resolution of the shareholders of Bartech, passed unanimously by all of the Sellers, approving this Agreement and all the transactions referenced and/or contemplated hereby, duly certified by Bartech's legal counsel as having been duly passed in accordance with Bartech's Articles of Association and in accordance with applicable law, shall be included among the documents to be delivered at Closing, pursuant to Section 3.2 above.

B.     LOANS  FROM  BAI.   Bartech  has  received  three  (3)  loans from BAI as
follows:

          (I) a loan of $200,000.- which Bartech received on August 31, 2001, and against which Bartech duly executed and delivered to BAI the Convertible Promissory Note attached as Exhibit4.2B(I) hereto;

          (II) a loan of $146,250.- which Bartech received on August 31, 2001, and against which Bartech duly executed and delivered to BAI the Convertible Promissory Note attached as EXHIBIT4.2B(II) hereto; and

          (III) a loan of $48,750.- which Bartech received on November 14, 2001, and against which Bartech duly executed and delivered to BAI the Convertible Promissory Note attached as EXHIBIT4.2B(III) hereto.

C. CAPITALIZATION. The Sellers constitute, as of the date hereof, all the shareholders of Bartech, and the Bartech Shares, as shown in Column B of Schedule A, represent 100% of Bartech's issued and outstanding shares, of all classes, on a fully diluted basis. All of the Bartech Shares are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws. There is no bar or restriction, of any kind whatsoever, to the transfer and sale of 100% of the Bartech Shares, by the Sellers to BAI, in accordance with this Agreement.

D.     LITIGATION.   Except  as disclosed in SCHEDULE4.2D hereto, as of the date
                                             ------------
hereof there are no claims, actions, proceedings, or investigations pending or, to the best knowledge of Bartech, threatened against Bartech or to the best of Bartech's knowledge, pending or threatened against any employee, consultant, director, officer or shareholder, in his, her or its capacity as such, before any court or governmental or regulatory authority or body which, if decided adversely, could materially and adversely affect the financial condition, business, prospects or operations of Bartech. As of the date hereof, neither Bartech nor any of its property is subject to any order, judgment, injunction or decree, which materially and adversely affects the financial condition, business, prospects or operations of Bartech.

E.     ABSENCE  OF  CERTAIN  CHANGES  OR  EVENTS.   Except  as  disclosed  in
SCHEDULE4.2E hereto, between July 25, 2001 and the date hereof and except in respect of the transactions contemplated by this Agreement:

          (I) there has not been any change or any development involving a prospective change, which has affected or may affect materially and adversely the business, assets or prospects or the financial position or the results of operations of Bartech and its subsidiaries taken as whole;

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          (II) Bartech  has not incurred any indebtedness for money borrowed, or purchased or sold any material amount of assets, other than in the ordinary course of business, or entered into any other transaction other than in the ordinary course of business;

          (III) Bartech has not (a) increased the compensation payable or to become payable by it to any of its officers or directors, (b) made any payment or provision with respect to any bonus, profit sharing, stock option, stock purchase, employee stock ownership, pension, retirement, deferred compensation, employment or other payment plan, agreement or arrangement for the benefit of its employees, (c) entered into any agreement with respect to termination or severance pay, or any employment agreement or other contract or arrangement with any officer or director of Bartech, with respect to the performance of personal services that is not terminable without liability by it on thirty days' notice or less, (d) increased benefits payable under its current severance or termination, pay agreements or policies or (e) made any loan or advance to, or entered into any written contract, lease or commitment with, any of its officers or directors;

          (IV) Bartech has not, except as has not had and will not have a material adverse effect on Bartech's financial and/or commercial situation: (a) assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation; (b) made any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation; or (c) reduced its cash or short term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices, or in performing its obligations under this Agreement;

          (V) Bartech has not entered into an agreement to do any of the things described in Sub-Sections clauses (i) to (iv) above;

          (VI) No circumstances have arisen which have given rise to, or which could give rise to any material adverse change in the financial condition, properties, businesses or results or operations of Bartech.

F. FINANCIAL STATEMENTS. Bartech has furnished to BAI the audited annual balance sheets of Bartech as of December 31, 2000 and the related audited statement of profit and loss for the period then ended, together with notes thereto,  a  copy  of  all  of  which  is  attached  as  EXHIBIT4.2F hereto (the
                                                         -----------
"FINANCIAL STATEMENTS"). The Financial Statements have been prepared in good faith with due diligence in accordance with United States Generally Accepted Accounting Principles ("US GAAP"), consistently applied, except as otherwise stated therein, and offer a true and fair reflection of the overall financial condition of Bartech as of the dates indicated and of the results of Bartech's operations for the periods indicated.

G. ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent (a) reflected in the Financial Statements or (b) reserved against in the Financial Statements or (c) incurred in the ordinary course of business after the date of the Financial Statements, Bartech does not have any debts, liabilities or

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obligations (whether absolute, accrued, contingent or otherwise) of any material nature whatsoever, including without limitation any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Company's income for any period prior to the close of business on the date of the Financial Statements, or any other material debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, or other condition which occurred or existed on or before the date of the Financial Statements, whether or not then due or payable.

H. PROPRIETARY RIGHTS. Bartech owns or holds irrevocable licenses to all patents, designs, inventions, know-how, trade secrets, confidential information, trade marks, service marks and copyrights necessary to conduct its business as currently conducted and as proposed to be conducted. There is no claim, action or judicial or administrative decision pending or outstanding or, to Bartech's best knowledge, threatened, that Bartech is infringing or has infringed the Proprietary Rights of any third party.

I.     CERTAIN  PREPARATIONS.   Bartech  has  completed  and  met  all  of  the
requirements relating inter alia to reporting procedures, accounting methods (US
GAAP), provision of details of Bartech's activity and other requirements in accordance with applicable US Law and SEC regulations, such as have to date been deemed necessary or advisable by BAI's lawyers and consultants in connection with the Registration of Shares and Bartech undertakes to continue to meet any further requirements deemed necessary or advisable by BAI's lawyers and consultants, after Closing, in connection with the Registration of Shares.

J. DISCLOSURE. To Bartech's best knowledge, no representation, warranty, statement or certificate furnished by Bartech to BAI contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

4.3     REPRESENTATIONS  AND  WARRANTIES  OF  BAI
BAI further represents and warrants to Bartech as follows, in recognition of the fact that Bartech is entering into this Agreement inter alia in reliance upon these representations and warranties:

A. STOCKHOLDER CONSENT. A Stockholder Consent of at least two-thirds of its shareholders, to ratify this Agreement and authorize the consummation of the Acquisition contemplated herein, including the issuance of a total of 12,000,000 BAI Shares to the Sellers, as set forth above, shall be included among the documents to be delivered at Closing, pursuant to Section 3.2 above.

B.     CAPITALIZATION.   The  authorized  capital  stock  of  BAI  consists  of
30,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, par value $.001 per share. 10,000,000 BAI Shares are issued and outstanding, in accordance with the fully diluted Capitalization Table attached as EXHIBIT4.3B hereto. Other than as set forth in Exhibit 4.3b
                    -----------
and as contemplated by this Agreement, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, convertible securities, or any other agreements of any character directly or indirectly obligating BAI to issue any shares, or any securities convertible into, or exchangeable for, or evidencing the right to subscribe for, any shares. All of the outstanding shares of capital stock of BAI have been duly authorized and validly issued and are fully paid and non-assessable.

C. BENEFITS PLANS. BAI does not have any employment agreement with any executive officer of BAI or any incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, consultant, retirement, pension or other "fringe benefit" plan or arrangement with or for the benefit of any officer, employee, former employee or consultant.

D.     ERISA.   BAI has no employee benefit plans, as defined in Section 3(3) of the  Employee  Retirement  Income  Security  Act  of  1974,  as  amended.

E. TRANSACTIONS WITH MANAGEMENT. Except as disclosed to Bartech in writing on or before the date hereof, if at all, BAI is not a party to any material contract, lease, loan or commitment with or to any officer or director, or person owning more than 5% of the outstanding Common Stock of BAI or any subsidiary of BAI or any affiliate or associate of such officer, director or person.

4.4     REPRESENTATIONS  AND  WARRANTIES  OF  THE  SELLERS
Each of the Sellers further represents and warrants to BAI as follows, in recognition of the fact that BAI is entering into this Agreement inter alia in reliance upon these representations and warranties:

A. RIGHTS TO THE BARTECH SHARES. It is the registered and beneficial owner of the Bartech Shares shown next to its name in Column B of Schedule A and it does not own any other shares in Bartech, of any kind, and has not received from Bartech any authorized, issued or outstanding options, warrants, conversion privileges, preemptive rights or other rights or agreements (whether or not presently exercisable) to purchase or otherwise to acquire from Bartech any shares of Bartech, or other securities convertible into or evidencing the right to purchase or otherwise to acquire from Bartech any such shares. All of the Bartech Shares listed in its name are, and will at Closing be transferred and sold to BAI, free and clear of any and all liens, encumbrances, pledges or other third party rights of any kind whatsoever.

B.     DISCLOSURE.   To  the  Seller's  best  knowledge,  no  representation,
warranty, statement or certificate furnished by the Seller herein contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

5.     CONDITIONS  TO  CLOSING
       -----------------------

5.1     CONDITIONS
The respective obligations of BAI and Bartech to effect the Acquisition shall be subject to the fulfillment at or prior to Closing of the following conditions (each a "CLOSING CONDITION" and, collectively, "CLOSING CONDITIONS"):

A. APPROVALS. This Agreement and the transactions contemplated hereby having been approved and adopted at or prior to Closing by the requisite vote of the Directors and shareholders of each Party as required by applicable law.

B. NO INJUNCTION. No preliminary or permanent injunction or other order issued by any Federal or State court of competent jurisdiction in the United States or any other jurisdiction preventing the consummation of the Acquisition shall be in effect. No action or preceding before any court or governmental or regulatory authority or body, United States, Federal or State or foreign, shall have been instituted (and be pending) or threatened by any government or governmental authority, which seeks to prevent or delay the consummation of the Acquisition or which challenges any of the terms or provisions of this Agreement.

C.     PERFORMANCE.   Each  other  Party  shall  have  performed in all material respects its agreements contained in this Agreement required to be performed at or prior to Closing.

D.     REPRESENTATIONS  AND  WARRANTIES.   The representations and warranties of
the other Parties as set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

E.     DELIVERIES.   Each  of  the other Parties shall have delivered all of the documents  which  it  is  obliged to deliver, in the manner set forth in Section
3.2  above  and/or  in  any  other  provision  of  this  Agreement.

5.2     WAIVER  OF  CONDITION;  RIGHT  TO  PROCEED
Unless stated otherwise herein, if any of the Closing Conditions has not been satisfied at or prior to Closing, then Bartech or BAI, as the case may be, in addition to any other rights which may be available to them or it, shall have the right, by means of written notice to the other, to waive such Closing Conditions and to proceed with the Acquisition (subject to satisfaction of the other Closing Conditions contained herein, unless also waived in the manner set forth in this Section 5.2).

6.     REGISTRATION  OF  SHARES
       ------------------------
6.1     REGISTRATION
Immediately following Closing, BAI will, with the assistance of its lawyers and consultants and with the full cooperation of all the Parties, take the necessary steps: (i) to register all 22,000,000 BAI Shares issued and outstanding following the Acquisition (hereinafter: the "REGISTRATION SHARES") with the SEC, resulting in the SEC declaring effective a registration statement in relation to all of the Registration Shares; and (ii) to file the necessary documents to permit the trade of the Registration Shares on one of the New York Stock Exchanges or electronic quotation systems no less senior than the NASD's OTC Bulletin Board, resulting in the provision of requisite clearance and the absence of further bar to the public trade of the Registration Shares, subject only to applicable restrictions in accordance with applicable US Law and SEC regulations, all the above actions and results to be achieved as soon as possible.

6.2     CERTAIN  STATUTORY  RESTRICTIONS
The Sellers acknowledge and understand that, pursuant to applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Rules and Regulations promulgated by the SEC thereunder, certain of the Sellers will, in view of the size of their respective holdings in BAI following the Acquisition, be subject to certain restrictions in respect of the trade of BAI Shares which they shall hold, after Registration of the Shares.

7.     MISCELLANEOUS
       -------------
7.1     COOPERATION
Each of the Parties shall cooperate with the others in every reasonable way in carrying out the transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel for any party hereto.

7.2     EXPENSES;  TAXES
Each Party shall incur all its own costs and expenses in connection with this Agreement and the transactions contemplated hereby. Any and all tax that may apply to any Party, if at all, in connection with this Agreement, and/or any of the transactions contemplated herein, will be the exclusive responsibility of said Party and will be borne solely by said Party and paid by that Party alone, in a timely fashion.

7.3     SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES
All representations and warranties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement delivered on or prior to the Closing shall survive the consummation of the Acquisition.

7.4     NOTICES
All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by facsimile or mailed by registered or certified mail, postage prepaid, as follows, and will be deemed to have reached their destination within 5 business days of being deposited with the Post Office for dispatch as registered mail (10 business days in the case of air mail), upon actual delivery when delivered by hand, and upon receipt of the recipient's confirmation of receipt when sent by facsimile:

A.     If  to  BAI,  to:

Joseph  Stabholz,  Esq.
c/o  Schonfeld  &  Weinstein,  L.L.P.
63  Wall  Street,  Suite  1801
New  York,  New  York  10005
Fax:  1-212-480-0717

With  a  copy  to:

Andrea  I.  Weinstein,  Esq.
Schonfeld  &  Weinstein,  L.L.P.
63  Wall  Street,  Suite  1801
New  York,  New  York  10005
Fax:  1-212-480-0717

B.     If  to  Bartech,  to:

Bartech  Mediterranean  Ltd.
25  HaMered  Street
Tel-Aviv,  Israel
Fax:  972-3-516-8577

If  to  the  Sellers,  or  any  Seller,  to:

Jacob  Ronnel
25  HaMered  Street
Tel-Aviv,  Israel
Fax:  972-3-516-8577

7.5     ENTIRE  AGREEMENT;  AMENDMENT
This Agreement (including the documents and instruments referred to herein or therein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise. This Agreement may be amended or modified in whole or in part at any time, by an agreement in writing executed in the same manner as this Agreement after authorization to do so by each of BAI's Board and Bartech's Board.

7.6     WAIVER
At any time prior to Closing, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representation and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

7.7     PUBLICITY
So long as this Agreement is in effect, the Parties shall not issue or cause the publication of any press release or other announcement with respect to the Acquisition or this Agreement without the consent of the other Parties, which consent shall not be unreasonably withheld or delayed where such release or announcement is required by applicable law.

7.8     SUCCESSORS
This Agreement shall be binding upon and insure to the benefit of and enforceable by the respective successors of the Parties.

7.9     INTERPRETATION
As used in this Agreement, the term "including" shall mean "including, without limitation". Use of the masculine gender in this Agreement is for convenience alone, and shall be construed as incorporating the feminine gender.

7.10     FAILURE  OR  DELAY
No failure or delay on the part of any Party in exercising any right and/or remedy to which it may be entitled hereunder and/or by law shall operate as a waiver by that Party of any right whatsoever. No waiver of any right under this Agreement shall be deemed as a waiver of any further or future right hereunder, whether or not such right is the same kind of right as was waived in a previous instance.

7.11     INVALID  PROVISIONS
In case any provision of the Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect and the Parties will cooperate in order to implement an arrangement which is as close as possible to the arrangement as set forth in any provision so declared invalid, illegal or unenforceable.

7.12     GOVERNING  LAW;  JURISDICTION
This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to its rules of conflict of laws. The Parties hereby agree and submit to the exclusive jurisdiction of the competent courts in the district of Tel-Aviv, Israel, with respect to any claim or dispute arising out of and/or in connection with this Agreement, to the exclusion of all other jurisdictions.

                 * REMAINDER OF PAGE LEFT INTENTIONALLY BLANK *

7.13

COUNTERPARTS
This Agreement may be executed in any number of counterparts, in original or by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.
                IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS
                -------------------------------------------------
                   AGREEMENT ON THE DATE FIRST ABOVE WRITTEN:
                   ------------------------------------------

SIGNED  for  and  on  behalf  of               )
BENJAMIN  ACQUISITIONS,  INC.                  )
By                                             )
SIGNED  for  and  on  behalf  of               )
BARTECH  MEDITERRANEAN  LTD.                   )
By                                             )
SIGNED  by:                                    )
ARIEL  ALMOG                                   )
SIGNED  by:                                    )
JACOB  RONNEL                                  )
SIGNED  for  and  on  behalf  of               )
BLACKBORN  FINANCIAL  CONSULTING  (1999)  LTD. )
By                                             )
SIGNED  for  and  on  behalf  of               )
PROGRESS  HOLDING  S.A.                        )
By                                             )
SIGNED  by:                                    )
ELI  ERLICH                                    )
SIGNED  by:                                    )
AVRAHAM  BAHRY                                 )
SIGNED  for  and  on  behalf  of               )
ICE  MAIDEN                                    )
By                                             )
SIGNED  for  and  on  behalf  of               )
REGAL  TRUST                                   )
By                                             )
SIGNED  for  and  on  behalf  of               )
BRASMILL  LTD.                                 )
By                                             )

LIST  OF  SCHEDULES  TO  ACQUISITION  AGREEMENT  DATED  28-DEC-01
BAI  -  BARTECH  -  BARTECH  SHAREHOLDERS

                         LIST OF SCHEDULES TO AGREEMENT
                         ------------------------------


SCHEDULE  NUMBER     BRIEF  DESCRIPTION

A                    List  of  Sellers
4.2d                 Bartech  Litigation
4.2e                 Certain  Changes  in  Bartech

SCHEDULES  TO  ACQUISITION  AGREEMENT  DATED  28-DEC-01
BAI  -  BARTECH  -  BARTECH  SHAREHOLDERS



                                   SCHEDULE A
                                   ----------






                           Column A        Column B    Column C              Column D
                      -------------------  ---------  ----------  -------------------------------
                                           Qty/Shares % Holding
                      Name of              Held in       in
                      Shareholder          Bartech    Bartech     Qty/BAI Shares in Consideration
                      -------------------  ---------  ----------  -------------------------------
Row A                 Ariel Almog          1,048,825      27.724                        3,326,917
--------------------  -------------------  ---------  ----------  -------------------------------
Row B                 Jacob Ronnel         1,048,825      27.724                        3,326,917
--------------------  -------------------  ---------  ----------  -------------------------------
                      Blackborn
                      Financial
                      Consulting (1999)
Row C                 Ltd.                 1,048,824      27.724                        3,326,917
--------------------  -------------------  ---------  ----------  -------------------------------
                      Progress Holding
Row D                 S.A.                   324,150       8.568                        1,028,217
--------------------  -------------------  ---------  ----------  -------------------------------
Row E                 Eli Erlich             108,000       2.855                          342,581
--------------------  -------------------  ---------  ----------  -------------------------------
Row F                 Avraham Bahry           94,576       2.500                          299,999
--------------------  -------------------  ---------  ----------  -------------------------------
                      Ice Maiden
Row G                 International Ltd.      63,051       1.667                          200,000
--------------------  -------------------  ---------  ----------  -------------------------------
Row H                 Regal Trustees Ltd.     36,000       0.952                          114,194
--------------------  -------------------  ---------  ----------  -------------------------------
Row I                 Brasmill Ltd.           10,800       0.285                           34,258
--------------------  -------------------  ---------  ----------  -------------------------------
             Total:                        3,783,051      100.00                       12,000,000
--------------------  -------------------  ---------  ----------  -------------------------------

                                  SCHEDULE4.2D
                                  ------------


NONE.



                                  SCHEDULE4.2E
                                  ------------

NONE.
-----

------


LIST  OF  EXHIBITS  TO  ACQUISITION  AGREEMENT  DATED  28-DEC-01
BAI  -  BARTECH  -  BARTECH  SHAREHOLDERS



                          LIST OF EXHIBITS TO AGREEMENT
                          -----------------------------



EXHIBIT             BRIEF  DESCRIPTION
NUMBER
----------    ---------------------------------------------------
 2.2b         BAI  Articles  of  Incorporation  and  By-Laws
-----         ---------------------------------------------------
 2.2c         Bartech  Memorandum  and  Articles  of  Association
-----         ---------------------------------------------------
 3.2a(i)      Form  of  Share  Transfer  Deed
--------      ---------------------------------------------------
 4.2b(i)      Bartech  Promissory  Note  for  $200,000.-
--------      ---------------------------------------------------
 4.2b(ii)     Bartech  Promissory  Note  for  $146,250.-
---------     ---------------------------------------------------
 4.2b(iii)    Bartech  Promissory  Note  for  $48,750.-
----------    ---------------------------------------------------
 4.2f         Bartech  Annual  Financial  Statements
-----         ---------------------------------------------------
 4.3b         BAI  Capitalization  Table
-----         ---------------------------------------------------

                                   EXHIBIT2.2B
                                   -----------

                TO ACQUISITION AGREEMENT DATED 28TH DECEMBER 2001
                -------------------------------------------------

                    BAI ARTICLES OF INCORPORATION AND BY-LAWS
                    -----------------------------------------


                                  [ OVERLEAF ]
                                  ------------

                                   EXHIBIT2.2C
                                   -----------

                TO ACQUISITION AGREEMENT DATED 28TH DECEMBER 2001
                -------------------------------------------------

           BARTECH MEMORANDUM AND ARTICLES OF ASSOCIATION, AS AMENDED
           ----------------------------------------------------------


                                  [ OVERLEAF ]
                                  ------------

------
                                 EXHIBIT3.2A(I)
                                 --------------

                TO ACQUISITION AGREEMENT DATED 28TH DECEMBER 2001
                -------------------------------------------------

                           FORM OF SHARE TRANSFER DEED
                           ---------------------------


                                  [ OVERLEAF ]
                                  ------------

                                 EXHIBIT4.2B(I)
                                 --------------

                TO ACQUISITION AGREEMENT DATED 28TH DECEMBER 2001
                -------------------------------------------------

                     BARTECH PROMISSORY NOTE FOR $200,000.-
                     --------------------------------------


                                  [ OVERLEAF ]
                                  ------------

                                 EXHIBIT4.2B(II)
                                 ---------------

                TO ACQUISITION AGREEMENT DATED 28TH DECEMBER 2001
                -------------------------------------------------

                     BARTECH PROMISSORY NOTE FOR $146,250.-
                     --------------------------------------


                                  [ OVERLEAF ]
                                  ------------

                                EXHIBIT4.2B(III)
                                ----------------

                TO ACQUISITION AGREEMENT DATED 28TH DECEMBER 2001
                -------------------------------------------------

                      BARTECH PROMISSORY NOTE FOR $48,750.-
                      -------------------------------------


                                  [ OVERLEAF ]
                                  ------------

                                   EXHIBIT4.2F
                                   -----------

                TO ACQUISITION AGREEMENT DATED 28TH DECEMBER 2001
                -------------------------------------------------

                  BARTECH ANNUAL FINANCIAL STATEMENTS FOR 2000
                  --------------------------------------------


                                  [ OVERLEAF ]
                                  ------------

                                   EXHIBIT4.3B
                                   -----------

                TO ACQUISITION AGREEMENT DATED 28TH DECEMBER 2001
                -------------------------------------------------

                            BAI CAPITALISATION TABLE
                            ------------------------


                                  [ OVERLEAF ]
                                  ------------